                                                                   Exhibit 10.35

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 3rd day of March, 2003 but with effect from January 1, 2003, is entered into by Lifeline Systems Canada, Inc., an Ontario Corporation with its principal place of business at 95 Barber Greene Road, Suite 105, Toronto, Ontario M3C 3E9, (the "Company"), and Leonard Wechsler, residing at 58 Millwood Road, Toronto, Ontario, M4S 1J7, Canada (the "Employee").

                                   ARTICLE 1
                               TERM OF EMPLOYMENT

The Company hereby agrees to continue to employ the Employee, and the Employee hereby accepts the continuing employment with the Company, upon the terms set forth in this Agreement, for an indefinite term.

                                   ARTICLE 2
                                 TITLE; CAPACITY

The Employee shall serve as President of the Company. As President, the Employee shall report to the Chief Executive Officer (the "CEO") of Lifeline Systems, Inc., a Massachusetts corporation with its principal place of business at 111 Lawrence Street, Framingham, Massachusetts, 01702 ("Lifeline"). The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the CEO.

The Employee agrees to undertake the duties and responsibilities inherent in the position of President and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during his Employment. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

In the event that Lifeline or the Company is a party to a business transaction, whether by way of purchase or sale of assets, merger, liquidation or otherwise, whereby there is a change in the organizational structure of Lifeline or the Company subsequent to which the Employee may be required to report to another executive responsible for foreign subsidiaries or the like, the Employee's reporting arrangements shall be altered accordingly, provided that the Employee's responsibilities and authority remain intact.

                                   ARTICLE 3
                            COMPENSATION AND BENEFITS

3.1          Salary

The Company shall pay the Employee, in bi-weekly installments in arrears, an annual gross salary, less all applicable tax withholdings and statutory deductions. Effective March 1, 2003 and annually thereafter, such salary shall be subject to increase as determined by the Company, based on performance of the Employee.

3.2          Bonuses

The Employee shall be entitled to bonus payments in accordance with Schedule "A" attached hereto. All such bonus payments are subject to applicable tax withholdings and statutory deductions. The Employee's rights to bonuses on termination are set forth in Article 5 below. The parties agree to renegotiate the Schedule "A" thresholds in good faith on the date which is three years from the signing of this Agreement and every third anniversary thereafter in an effort to achieve compensation no less favourable than the prior term if it is reasonably possible to do so based on the Company's performance.

3.3          Fringe Benefits

The Employee shall be entitled to participate in all benefit programs, if any, that the Company establishes and makes available to its employees and to its senior management to the extent that the Employee's position, tenure, salary and other qualifications make him eligible to participate (the "Employee Benefits"). The Employee shall be entitled to 4 weeks paid vacation per year in addition to all statutory holidays in Ontario, to be taken at such times as are reasonable. The Employee understands and agrees that the Company reserves the right to unilaterally revise the terms of the Employee Benefits or to eliminate any Employee Benefits thereunder altogether. Benefits will be provided in accordance with the formal plan documents or policies and any issues with respect to entitlement or payment of benefits under any of the Employee Benefits will be governed by the terms of such documents or policies establishing the benefit in issue.

3.4          Reimbursement of Expenses

The Employee shall comply with, and shall be entitled to the reimbursement established pursuant to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement.

3.5          Automobile Expenses

The Company shall pay the Employee a monthly automobile allowance of Cdn$1,000 in bi-weekly installments in arrears.

3.6          Stock Options

Lifeline shall make an annual grant of options to the Employee under Lifeline's Stock Option Plan at such times as Lifeline grants options to its other senior executives. The number of options to be granted in each fiscal year, if any, shall be determined by Lifeline, in its sole discretion, based on the Employee's performance during such fiscal year.

                                   ARTICLE 4
                             EMPLOYMENT TERMINATION

The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.1, cause for termination shall mean (a) willful misconduct or gross negligence by the Employee or willful failure to perform his responsibilities in the best interest of the Company (provided, that except in the case of criminal behaviour, the Employee shall be given at least one written notice specifying the nature of his misconduct) to provide an opportunity for the Employee to remedy such misconduct; or (b) the breach of the Employee of Article 6 or
Article 7 of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is material and is not susceptible to cure, in which case termination shall be deemed to be immediate).

4.2 Upon the death or, at the election of the Company, upon the disability of the Employee. As used in this Agreement, and subject to applicable human rights legislation, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360 day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree upon a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

4.3 At the election of the Employee, upon not less than two months prior written notice of termination, in which event the Company may waive such notice, in whole or in part, upon payment to the Employee of salary and benefits otherwise payable in respect of such two month period.

4.4 At the election of the Company without cause by providing the payments set out in Section 5.2 below.

4.5 Upon material breach of this Agreement by the Company, in which case the Employee shall provide written notice of such material breach to the CEO of Lifeline and Lifeline shall have a two week period in which to cure such material breach (or to take all reasonable steps towards curing a material breach which is not capable of being cured within such two week period), failing which the payments set out in Section 5.2 below shall be payable. For purposes of clarity, and without limitation, any reduction in base salary and any failure to abide by paragraph 3 of Article 2 of this Agreement shall constitute a material breach.

                                   ARTICLE 5
                              EFFECT OF TERMINATION

5.1          Termination for Cause or Voluntary Termination

In the event the Employee's employment is terminated for cause pursuant to
Section 4.1, or at the election of the Employee pursuant to Section 4.3, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Sections 3.1, 3.2, 3.3, 3.4 and 3.5 through the Termination Date. All amounts due to the Employee will be paid within seven (7) days of the Termination Date. For greater certainty, bonuses pursuant to Section 3.2 are payable and earned at the end of the relevant fiscal year and no bonus (pro rata or otherwise) will be paid or payable by the Company to the Employee in the event the Employee's employment is terminated for cause pursuant to Section 4.1, or in the event the Employee voluntarily resigns his employment unless such termination or resignation becomes effective on or after the completion of the relevant fiscal year.

5.2          Termination Without Cause

In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.4 or terminated in accordance with Section 4.5, or if the Employee's employment is terminated by the Company or the Employee for any reason whatsoever within the two (2) year period following a Change of Control (as defined in Lifeline's Stock Option Plan), and in consideration of the Employee entering into this Agreement and the post-termination non-compete and non-solicitation agreement set forth in Article 6, the Company shall pay to the Employee:

             (i) a lump sum amount equal to [two (2)] times his then current base salary; plus

             (ii) the pro-rated portion of Annual Performance Bonus [and Strategic Bonus] earned in that calendar year up to the Termination Date; plus

             (iii) two (2) times the average of the Annual Performance Bonus and Strategic Bonus paid to the Employee for each of the two most recently completed fiscal years; plus

             (iv) if, and only if, the Company is performing above the NIBT Goal thresholds which are described in Schedule "A" an amount of $300,000, less any Progress Payments paid in respect of Long Term Performance Bonus on the Termination Date in lieu of the Long Term Performance Bonus.

The payments contemplated in this Section 5.2 include all entitlement to either notice of termination or pay in lieu of notice and severance pay under the Employment Standards Act of Ontario. If the minimum statutory requirements as at the Termination Date provide a greater benefit than provided in this Agreement, such statutory requirements will replace the payments contemplated under this Agreement. All amounts due to the Employee, other than any bonuses which shall be paid out in accordance with Section 5.5, will be paid within fifteen (15) days of the end of the month during which the employment terminates. In addition to the payments set out herein, the Company shall, to the extent permitted by its applicable plans and policies, continue the Employee's basic group health and dental benefits until the earlier of the date the Employee obtains alternative employment providing health and dental benefits, or twenty-four (24) months from the Termination Date. As a condition of payment, the Employee agrees to deliver to the Company (including affiliates, subsidiaries, parents and affiliated corporations and their respective directors, officers and employees) a general release of all claims in a form reasonably satisfactory to the Company.

5.3          Termination for Death or Disability

If the employment of the Employee is terminated by death or because of disability pursuant to Section 4.2, the Company shall pay to the estate of the Employee or to the Employee, as the case may be:

             (i) the compensation which would otherwise be payable to the Employee through the Termination Date; plus

             (ii) a lump sum payment equal to his then current base salary for a one year period (payable within fifteen (15) days following his death or termination due to disability); plus

             (iii) the pro-rated portion of Annual Performance Bonus and Strategic Bonus earned in that calendar year up to the Termination Date; plus

             (iv) the pro-rated portion of Long Term Performance Bonus earned up to the Termination Date, less any Progress Payments paid in respect of Long Term Performance Bonus.

5.4          Options

In the event of a termination pursuant to Article 4 herein, the Employee shall have the right to exercise all options of Lifeline previously granted that have vested as of the Termination Date. The Employee ceases to vest any additional options of Lifeline on such Termination Date and the Employee has three (3) months from such date to exercise any vested options of Lifeline.

Notwithstanding the foregoing, in the event of a termination pursuant to Section
4.4 herein which occurs within the two (2) year period following a Change of Control, all unvested options of Lifeline shall vest in accordance with Lifeline's Stock Option Plan.

5.5          Bonus Payments

In the event that any bonus for the current fiscal year is payable pursuant to Sections 5.2 or 5.3 herein, then such bonus will be payable within thirty (30) days after the end of the relevant fiscal year and once the figures necessary to calculate the applicable bonus payments are available. Bonus calculations and calculations of the financial information upon which bonuses are based shall be calculated consistent with generally accepted accounting principles and consistent with the Company's approach to such calculations in fiscal years prior to the termination. The Employee shall be granted such reasonable access he may request to all books and records of the Company as may be reasonably required with respect to the calculation of bonus payments for the relevant fiscal year. All bonus amounts shall be deemed final, binding and conclusive unless, within sixty (60) days of payment by the Company, the Employee has given written notice to the Company disputing any such amounts.

5.6          Termination

For the purposes of this Article 5, "Termination Date" means the last day of the Employee's actual employment by the Company, without regard to any damages, severance obligations or notice of termination (contractual, statutory or at common law).

                                   ARTICLE 6
                                   NON-COMPETE

6.1          Non-Compete

      (a)    The Employee acknowledges that the restrictions contained in this
             Article 6 will not materially or unreasonably interfere with the Employee's ability to earn a living.

      (b) During his Employment with the Company and for a period of two (2) years after the Termination Date (howsoever caused), the Employee will not directly or indirectly, within Canada or the United States of America:

             (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one (1%) percent of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling personal and medical emergency response products and services of the kind or type produced, marketed or sold by Lifeline Systems, Inc.

                     or by the Company on the date hereof or any other business engaged in by the Company after the date hereof in which the Employee has material involvement (collectively, the "Business"); or

             (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company or to accept any employment or consulting relationship with the Employee or any third party; or

             (iii) solicit for any purpose competitive with the Business of the Company, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company.

      (c) If any restriction set forth in this Article 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The parties intend that the restrictions in this Article 6 shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of Canada.

      (d) The restrictions contained in this Article 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Article 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

      (e) For purposes of this Article 6, the "Company" refers to Lifeline Systems Canada, Inc. and any of its respective affiliates, parents or subsidiaries.

      (f) The Employee acknowledges that he is party to non-competition and non-solicitation covenants in Sections 30.02 and 8.03 of that certain Stock Purchase Agreement among Caretel, the Company and the former stockholders of the Company dated as of the date hereof (the "Stock Purchase Agreement"). The Employee agrees that nothing in this Agreement shall be deemed to affect any provision of the Stock Purchase Agreement, including without limitation such non-competition and non-solicitation covenants. In the event that the non-competition and non-solicitation covenants in this Agreement would expire before those in the Stock Purchase Agreement, or vice versa, the Employee acknowledges his intention that he shall, following the first to expire of such covenants, continue to be bound until the other of such covenants expire by their terms.

      (g) Nothing contained in this Agreement and in particular 6.1(b)(i) is intended to restrict the Employee from, directly or indirectly, engaging in the business of security systems, access control systems or environmental monitoring or participating in any entity provided that the activities that compete with the Company are not a significant portion of the business of the entity and do not become so within the period of restriction.

                                   ARTICLE 7
                    PROPRIETARY INFORMATION AND DEVELOPMENTS

7.1                Proprietary Information

         (a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research, data, clinical data, financial data, personnel data, computer programs and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company other than for the Company's purposes and the performance of his services hereunder or use of the same for any unauthorized purposes without written approval by an authorized officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

         (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company, and will be returned by the Employee at the termination of his employment hereunder.

         (c) The Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

         (d) For the purposes of this Article 7, the "Company" refers to the Company Lifeline and any of their respective affiliates.

7.2                Developments

         (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company which relate to the Business of the Company (all of which are collectively referred to in this Agreement as "Developments"). The Employee waives any and all moral rights he may have to all such developments.

         (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

         (c) The Employee agrees to provide reasonable cooperation to the Company, both during and after his employment with the Company, with respect to the procurement , maintenance, enforcement of copyrights, patents (in the United States, Canada and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

7.3                Other Agreements

The Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust to his employment with the Company.

                                    ARTICLE 8
                                    SURVIVAL

The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

                                    ARTICLE 9
                                     NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or facsimile transmission or on the fourth business day following deposit in either the Canada Post Office or the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Article 9.

                                   ARTICLE 10
                                    PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

                                   ARTICLE 11
                                 DOLLAR AMOUNTS

All dollar amounts referenced in this Agreement shall mean Canadian dollars.

                                   ARTICLE 12
                                ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                                   ARTICLE 13
                                    AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

                                   ARTICLE 14
                                  GOVERNING LAW

This Agreement shall be construed, interpreted and enforced in accordance with the Laws of Ontario.

                                   ARTICLE 15
                             SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company or Lifeline may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

16.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                                   ARTICLE 17
                          AGREEMENT NOT TO SELL SHARES

The Company acknowledges that the restriction on the Employee's ability to sell his shares in Lifeline Systems, Inc. as contained in the initial Employment Agreement entered into between the parties is no longer applicable. The Employee is free to sell his shares at any time and Lifeline Systems, Inc. agrees to remove the endorsement on any share certificate immediately upon request by the Employee.

                                   ARTICLE 18
                                 ACKNOWLEDGMENTS

The Employee acknowledges that, (a) he has had sufficient time to review this Agreement; (b) he has read and understands the terms of the Agreement and the obligations hereunder; (c) he has been given an opportunity to obtain independent legal advice concerning the interpretation and affect of this Agreement; and (d) he has received a fully executed counterpart copy of this Agreement.

                                   ARTICLE 19
                                      TAXES

The Employee acknowledges and agrees that he is solely responsible for all tax liability resulting from his receipt of monies or benefits pursuant to this Agreement and that all payments, perquisites or benefits shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

IN WITNESS WHEREOF, each of the parties have executed counterpart copies of this Agreement under seal.

LIFELINE SYSTEMS CANADA INC.



By: /s/ Ronald Feinstein                             By: /s/ Leonard Wechsler

    --------------------------------------------         -----------------------
    Name:  Ronald Feinstein                              Leonard Wechsler (l/s)
    Title: Chairman, Lifeline Systems Canada
    Inc.



LIFELINE SYSTEMS INC.



By: /s/ Ronald Feinstein

    ------------------------------------------------------------
    Name:  Ronald Feinstein
    Title: President and Chief Executive Officer

                                   Schedule A
                                 Bonus Payments


I.       Annual  Performance Bonus

         The Employee shall be entitled to an Annual Performance Bonus payment, a portion of which will be based upon the level of revenue ("Revenue") actually attained by the Company in such year in relation to Goal, Plan and Target revenue, and the other portion of which will be based upon the level of net income before taxes ("NIBT") actually attained by the Company in such year in relation to Goal, Plan and Target NIBT. The 2002 profit and loss statement will reflect the actual revenue and NIBT baseline for the Company. The 2002 Base Revenue is $[**] and the 2002 Base NIBT is $[**].

         The profit and loss statement will reflect only those revenues and costs that are directly associated with the Company, and will not include any allocation of management fees from Lifeline Systems, Inc.

         The Employee's annual bonus is to be calculated as follows. The Bonus Payout is expressed as a percentage of the Employee's annualized base salary for the applicable calendar year, and shall be paid by the Company promptly following the availability of audited financial results for such year, but in any event no later than February 28 of each fiscal year.

         Revenue

         The portion of the Employee's bonus payment based on Revenue, shall be calculated for each fiscal year as follows:

         For each fiscal year, Goal Revenue will be determined by increasing the prior year's actual Revenue by [**]%. Plan Revenue will be determined by increasing the prior year's actual Revenue by [**]%. Any non-operational Revenue windfalls that have been excluded for the purposes of Annual Performance Bonus in the prior year, will be excluded when determining the following year's Goal and Plan Revenue.

                                             Bonus Payout
         Revenue                             (As a Percentage of
         Attainment                          Base Salary)
         ----------                          ------------

         Prior Year Actual                      [**]%

         Goal Revenue                           [**]%

         Plan Revenue                           [**]%

Bonus Payout will be linearly determined between each set of points.

Revenue in excess of Plan Revenue will accrue additional Bonus Payout at a rate of [**]% of the excess.

There will be no cap on bonus payments; however, in the event of unusual non-operational revenue windfalls to the Company, the CEO of Lifeline Systems, Inc. may, in his sole discretion, adjust the revenue calculation for purposes hereof and consider the appropriateness of a one-time bonus payment associated with such unusual items, or may exclude such items from the bonus calculation. PricewaterhouseCoopers will be responsible for arbitrating any disputes over whether an item is unusual.

Net Income Before Taxes("NIBT")

The portion of the Employee's bonus payment based on NIBT shall be calculated for each fiscal year, as follows:

For each fiscal year, Goal NIBT will be determined by increasing the prior years actual NIBT by [**]%. Plan NIBT will be determined by increasing the prior years actual NIBT by [**]%. Any non-operational NIBT windfalls that have been excluded for the purposes of the Annual Performance Bonus in the prior year, will be excluded when determining the following years Goal and Plan NIBT. NIBT will be net of accruals for the employee's bonus when calculating the bonus payout.

                                            Bonus Payout
         NIBT                               (As a Percentage of
         Attainment                         Base Salary)

         Prior Year Actual                     [**]%

         Goal NIBT                             [**]%

         Plan NIBT                             [**]%

Payments will be linearly determined between each set of points.

NIBT in excess of Plan NIBT will accrue additional Bonus Payout at a rate of [**]% of NIBT in excess of the applicable Plan NIBT.

There will be no cap on bonus payments; however, in the event of unusual non-operational NIBT windfalls to the Company, the CEO of Lifeline Systems, Inc. may, in his sole discretion, adjust the NIBT calculation for purposes hereof and consider the appropriateness of a one-time bonus payment associated with such unusual items, or may exclude such items from the bonus calculation. PricewaterhouseCoopers will be responsible for arbitrating any disputes over whether an item is unusual.

II.      Strategic Bonus

At the beginning of each year, the Employee and the CEO of Lifeline Systems, Inc. will jointly develop one or more objectives, the achievement of which will impact the long term strategic success of the Company. Upon completion of the year, the CEO will evaluate the Employee's accomplishment of the stated objective. Depending upon the level of success attained, the CEO will grant a Bonus Payout ranging from 0% to 10% of the Employee's base salary.

III.     Long Term Performance Bonus

The Employee shall be entitled to a Long Term Performance Bonus Payout in respect of the three (3) year term of the Agreement, which will be based upon the level of Revenue actually attained by the Company at the end of year 2003, 2004 and 2005 in relation to Target Revenue, and the other portion of which will be based upon the level of NIBT actually attained by the Company at the end of year 2003, 2004 and 2005 in relation to the Target NIBT.

The 2002 profit and loss statement will reflect the actual revenue and NIBT baseline for the Company. The 2002 Base Revenue is $[**] and the 2002 Base NIBT is $[**].

The profit and loss statement will reflect only those revenues and costs that are directly associated with the Company, and will not include any allocation of management fees from Lifeline Systems, Inc.

The Long Term Performance Bonus is expressed as a total dollar payment for both Revenue and NIBT, and shall be paid by the Company promptly following the availability of audited financial results for the third year of each term, but in any event no later than February 28.

In each year, a minimum payment ("Progress Payment") of $[**] for the Long Term Performance Bonus for Revenue and NIBT will be paid by no later than February 28, provided that the NIBT Goal for that year has been exceeded. The Progress Payments will be deducted from the total of Revenue and NIBT Long Term Performance Bonus otherwise calculated and payable. NIBT will be net of accruals for the employee's bonus when calculating the NIBT portion of the Long Term Performance Bonus. In the event that a $[**] progress payment was paid for over Goal achievement in 2003 and 2004, but the long term cumulative Goal NIBT threshold of $[**] is not exceeded, the employee will repay $[**] of the Progress Payments.

There will be no Long Term Performance Bonus payout for Revenue if the cumulative three year NIBT achievement has not exceeded the NIBT Goal threshold of $[**]. For this purpose, when calculating NIBT achievement for either annual or cumulative three year performance, any accruals for Long Term Performance Bonus will be added back to NIBT.

Revenue

The Revenue portion of the Employee's Long Term Performance Bonus shall be calculated as follows:

                                 Revenue
Revenue                          Attainment       Long Term Performance
Attainment                       ($000)           Bonus Payment
----------                       ------           -------------

Base Year -2002                  $[**]

Three Year Target

            2003                 $[**]

            2004                 $[**]

            2005                 $[**]
            --------------------------

              Three Year Target  $[**]            [**]% of excess of 3 year
                                                  total revenue achieved over 3
                                                  year Plan Revenue up to 3 year
                                                  Target Revenue; and [**]% of
                                                  excess of total revenue
                                                  achieved over Target Revenue.

There will be no cap on bonus payments; however, in the event of unusual non-operational revenue windfalls to the Company, the CEO of Lifeline Systems, Inc. may, in his sole discretion, adjust the revenue calculation for purposes hereof and consider the appropriateness of a one-time bonus payment associated with such unusual items, or may exclude such items from the bonus calculation. PricewaterhouseCoopers will be responsible for arbitrating any disputes over whether an item is unusual.

NIBT

The NIBT portion of the Employee's Long Term Performance Bonus Payment shall be calculated as follows:

                                 NIBT
NIBT                             Attainment       Long Term Performance
Attainment                       ($000)           Bonus Payment
----------                       ------           -------------

Base Year -2002                  $[**]

Three Year Target

            2003                 $[**]

            2004                 $[**]

            2005                 $[**]
            --------------------------

            Three Year Target    $[**]            [**]% of excess of 3 year
                                                  total NIBT achieved over 3
                                                  year Plan NIBT up to 3 year
                                                  Target NIBT; and [**]% of
                                                  excess of total NIBT achieved
                                                  over Target NIBT.

There will be no cap on bonus payments; however, in the event of unusual non-operational NIBT windfalls to the Company, the CEO of Lifeline Systems, Inc. may, in his sole discretion, adjust the NIBT calculation for purposes hereof and consider the appropriateness of a one-time bonus payment associated with such unusual items, or may exclude such items from the bonus calculation. PricewaterhouseCoopers will be responsible for arbitrating any disputes over whether an item is unusual.

Thresholds:

                                    2002          2003             2004              2005           Total
                                    ------------------------------------------------------------------------
Goal Revenue                      $[**]           $[**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------
Increase %                                         [**]%           [**]%            [**]%
                                             --------------------------------------------------

Plan Revenue                      $[**]            [**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------
Increase %                                         [**]%           [**]%            [**]%
                                             --------------------------------------------------

Target Revenue                    $[**]           $[**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------
                                                   [**]%           [**]%            [**]%
                                             --------------------------------------------------


Goal NIBT                         $[**]           $[**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------
Increase %                                         [**]%           [**]%            [**]%
                                             --------------------------------------------------

Plan NIBT                         $[**]           $[**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------
Increase %                                         [**]%           [**]%            [**]%
                                             --------------------------------------------------

Target NIBT                       $[**]           $[**]           $[**]            $[**]             $[**]
                            --------------------------------------------------------------------------------------